Exhibit (a)(63)

VOYA SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

VOYA SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Board of Directors, at its meeting held on January 11, 2018, adopted resolutions designating and classifying three hundred million (300,000,000) shares of capital stock of the Corporation as a new “Class P3” of Voya Corporate Leaders 100 Fund, Voya Mid Cap Research Enhanced Index Fund, and Voya Small Company Fund, as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
Voya Corporate Leaders 100 Fund	Class P3	100,000,000
Voya Mid Cap Research Enhanced Index Fund	Class P3	100,000,000
Voya Small Company Fund	Class P3	100,000,000

SECOND:  The shares of such Series designated and classified in Article FIRST of these Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption as set forth in Article SECOND, Sections Seventh and Eighth of, and elsewhere in, and shall be subject to all provisions of, the Corporation’s Articles of Amendment and Restatement, as currently in effect (the “Charter”).

THIRD:  The shares of the Corporation classified pursuant to Article FIRST of these Articles Supplementary have been so classified by the Board of Directors under the authority contained in Article SECOND, Sections Eleventh and Twelfth of the Charter.

FOURTH:  Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had authority to issue twenty-two billion (22,000,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of twenty-two million dollars ($22,000,000), of which the Board of Directors had designated and classified twelve billion, four hundred million (12,400,000,000) shares as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
ING Alternative Beta Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class R	100,000,000
	Class W	100,000,000
Voya Corporate Leaders 100 Fund	Class A	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class R6	100,000,000
	Class T	100,000,000
	Class W	100,000,000
Voya Global Multi-Asset Fund	Class A	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class R6	100,000,000
	Class T	100,000,000
	Class W	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
Voya Global Target Payment Fund	Class A	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class R	100,000,000
	Class T	100,000,000
	Class W	100,000,000
Voya Government Money Market Fund	Class A	1,000,000,000
	Class C	1,000,000,000
	Class I	1,000,000,000
	Class L	1,000,000,000
	Class O	1,000,000,000
	Class R	1,000,000,000
	Class W	1,000,000,000
Voya Mid Cap Research Enhanced Index Fund	Class A	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class T	100,000,000
	Class W	100,000,000
Voya Small Company Fund	Class A	100,000,000
	Class C	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
	Class R6	100,000,000
	Class T	100,000,000
	Class W	100,000,000
ING Tactical Asset Allocation Fund	Class I	100,000,000
Brokerage Cash Reserves		1,000,000,000

FIFTH:  Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue twenty-two billion (22,000,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of twenty-two million dollars ($22,000,000), of which the Board of Directors has designated and classified twelve billion, seven hundred million (12,700,000,000) shares as set forth in Articles FIRST and FOURTH of these Articles Supplementary, and of which nine billion, three hundred million (9,300,000,000) shares remain unclassified.

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IN WITNESS WHEREOF, Voya Series Fund, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:		Voya Series Fund, Inc.

/s/ Huey P. Falgout, Jr.		/s/ Todd Modic
Name:	Huey P. Falgout, Jr.	Name:	Todd Modic
Title:	Secretary	Title:	Senior Vice President

Dated:	January 12, 2018

Return Address:
Voya Series Fund, Inc.
7337 E. Doubletree Ranch Road
Suite 100
Scottsdale, AZ 85258

CERTIFICATE

THE UNDERSIGNED, Senior Vice President of Voya Series Fund, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges that the foregoing Articles Supplementary are the act of the said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President